    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2001
                                             Registration Statement No. 333-
Post-Effective Amendment No. 1 to Registration Statement No. 333-56587
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------
                                    FORM S-3
                               -----------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         J.P. MORGAN CHASE & CO.                                     J.P. MORGAN CHASE CAPITAL X
    (Exact name of each registrant as specified in its charter)                      J.P. MORGAN CHASE CAPITAL XI
                                                                                    J.P. MORGAN CHASE CAPITAL XII
                                                                                    J.P. MORGAN CHASE CAPITAL XIII
                                                                   (Exact name of registrant as specified in its Trust Agreement)

                              DELAWARE                                                        DELAWARE
  (State or other jurisdiction of incorporation or organization)   (State or other jurisdiction of incorporation or organization)

                             13-2624428                                                      APPLIED FOR
        (I.R.S. Employer Identification No.)                       (I.R.S. Employer Identification No.)

             270 PARK AVENUE, NEW YORK, NEW YORK 10017                               C/O J.P. MORGAN CHASE & CO.
                               (212) 270-6000                                 270 PARK AVENUE, NEW YORK, NEW YORK 10017
   (Address, including zip code, and telephone number, including                           (212) 270-6000
       area code, of registrant's principal executive offices)      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ------------------
                                ANTHONY J. HORAN
                               CORPORATE SECRETARY
                             J.P. MORGAN CHASE & CO.
                    270 PARK AVENUE, NEW YORK, NEW YORK 10017
                                 (212) 270-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

                                    WITH COPIES TO:
      NEILA B. RADIN, ESQ.        JEREMIAH L. THOMAS           JOHN WHITE, ESQ.
    J.P. MORGAN CHASE & CO.   SIMPSON THACHER & BARTLETT    CRAVATH, SWAINE & MOORE
         270 PARK AVENUE         425 LEXINGTON AVENUE          825 EIGHTH AVENUE
   NEW YORK, NEW YORK 10017    NEW YORK, NEW YORK 10017    NEW YORK, NEW YORK 10019
        (212) 270-6000              (212) 455-2000              (212) 474-1000
                                  -----------------


Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective as determined by market conditions and other factors.
                              -----------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                   (Continued on following page)
================================================================================

(Continued from previous page)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF               AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
      SECURITIES TO BE REGISTERED           REGISTERED(1)           UNIT(1)(2)          PRICE (1) (2)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 Preferred Securities of J.P. Morgan
  Chase Capital X, J.P. Morgan
  Chase Capital XI, J.P. Morgan
  Chase Capital XII and
  J.P. Morgan Chase Capital XIII .....
--------------------------------------
 J.P. Morgan Chase & Co.
  Guarantees with respect to the
  Preferred Securities(3) (4) ........
--------------------------------------
 Junior Subordinated Debentures of
  J.P. Morgan Chase & Co.(5) .........
--------------------------------------
 Total ...............................    $  2,500,000,000(6)                           2,500,000,000       $  625,000(7)
--------------------------------------------------------------------------------------------------------------------------

(1) Not specified as to class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(2) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with, and at the time of, issuance by the registrants of the securities registered hereunder. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) No separate consideration will be received for the J.P. Morgan Chase & Co. guarantees.

(4) This Registration Statement is deemed to cover the rights of holders of junior subordinated debentures of J.P. Morgan Chase & Co. under the indenture, the rights of holders of preferred securities of J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII (the "issuers") under each trust agreement, and the rights of holders of the preferred securities under the guarantees, which, taken together, fully, irrevocably and unconditionally guarantee all of the respective obligations of the issuers under the preferred securities.

(5) The junior subordinated debentures to be issued by J.P. Morgan Chase & Co. that are covered by this registration statement will be purchased by the applicable issuer with the proceeds of the sale of the corresponding series of preferred securities. The junior subordinated debentures may be distributed later, without additional consideration, to the holders of each applicable series of preferred securities of each applicable issuer if that issuer is dissolved and its assets are distributed to the respective holders of those preferred securities in exchange for the preferred securities.

(6) This Registration Statement also covers an indeterminate amount of preferred securities of the issuers and related junior subordinated debentures and guarantees of J.P. Morgan Chase & Co. that may be offered by affiliates of the registrants in connection with offers and sales related to secondary market transactions in the securities registered hereby.

(7) Pursuant to Rule 429 under the Securities Act, this registration statement contains a prospectus that also relates to the $150,000,000 of preferred securities, guarantees and junior subordinated debentures registered on the Registration Statement on Form S-3 (No. 333-56587) relating to an aggregate of $550,000,000 of preferred securities, guarantees and junior subordinated debentures previously filed on June 11, 1998 and declared effective on July 17, 1998. This registration statement constitutes Post-Effective Amendment No. 1 to that Registration Statement and that Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

                               -----------------

     The registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on the date that the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED AUGUST 28, 2001

PROSPECTUS

                                 $2,650,000,000

                          J.P. MORGAN CHASE CAPITAL X
                          J.P. MORGAN CHASE CAPITAL XI
                         J.P. MORGAN CHASE CAPITAL XII
                         J.P. MORGAN CHASE CAPITAL XIII

                              Preferred Securities
                    fully and unconditionally guaranteed by

                            J.P. MORGAN CHASE & CO.
                                270 Park Avenue
                            New York, New York 10017
                                 (212) 270-6000

                                   ---------

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT CAREFULLY BEFORE YOU INVEST.

                                   ---------

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY OF THE SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                                   ---------

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

                                   ---------

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

                                   ---------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                     This prospectus is dated      , 2001

                             ABOUT THIS PROSPECTUS

       This prospectus is part of a registration statement that J.P. Morgan Chase & Co. (which may be referred to as "we" or "us") and J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII have filed with the SEC using a "shelf" registration process. Under this shelf process, J.P. Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII or J.P. Morgan Chase Capital XIII, each of which we refer to as an "issuer", may sell a series of its preferred securities, guaranteed by our related guarantees, in one or more offerings up to a total dollar amount of $2,650,000,000. At the time of each issuance of a series of preferred securities, the issuer will invest the proceeds of the issuance and of our investment in the common securities of that issuer in a series of our junior subordinated debentures. This prospectus provides you with a general description of the preferred securities of the issuers and of the related guarantees and junior subordinated debentures.

       Each time preferred securities of an issuer are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information that we refer you to as discussed under "Where You Can Find More Information".

                      WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document which we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov.

       The SEC allows us to "incorporate by reference" in this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all reports that we file with the SEC after the date of the initial filing of the registration statement of which this prospectus is a part, and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the issuers sell all of the preferred securities:

    o Annual Report on Form 10-K for the year ended December 31, 2000, as amended;

    o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

    o Current Reports on Form 8-K filed on January 4, 2001, January 24, 2001, January 31, 2001, April 5, 2001, April 27, 2001, June 6, 2001 and July
       19, 2001.

       You may request a copy of these filings at no cost by writing or telephoning J.P. Morgan Chase & Co., 270 Park Avenue, New York, New York 10017, attention: Office of the Secretary, telephone (212) 270-6000.

       This prospectus does not contain or incorporate by reference any separate financial statements of the issuers. We do not believe that these financial statements are required because:

    o all of the voting securities of the issuers will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934, as amended;

    o the issuers have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial ownership interests in their respective assets in exchange for junior subordinated debentures issued by us; and

    o the obligations of the issuers under the preferred securities are guaranteed by us to the extent described in this prospectus.

As such, the issuers are not, and will not become, subject to the informational reporting requirements of the Securities Exchange Act of 1934.

       You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                            J.P. MORGAN CHASE & CO.

       We are a financial holding company headquartered in New York, New York. On December 31, 2000, J.P. Morgan & Co. Incorporated ("heritage J.P. Morgan") merged with and into The Chase Manhattan Corporation ("Chase"). Upon completion of the merger, Chase changed its name to "J.P. Morgan Chase & Co.".

       As of June 30, 2001, J.P. Morgan Chase had approximately $713 billion in assets and approximately $42 billion in stockholders' equity.

       Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

                                  THE ISSUERS

PURPOSE AND OWNERSHIP OF THE ISSUERS

       Each of the issuers is a business trust recently organized under Delaware law by us and the trustees of the issuers. The issuers are being established solely for the following purposes:

    o to issue and sell the preferred securities, which represent undivided beneficial ownership interests in the assets of each issuer, and to use the proceeds from that sale and the sale of the common securities referred to below, which also represent undivided beneficial ownership interests in the assets of each issuer, to purchase the corresponding junior subordinated debentures;

    o to issue and sell the common securities to us in a total liquidation amount equal to not less than 3% of the total capital of each issuer; and

    o to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

       Because each issuer is being established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to that issuer.

       As issuer of the junior subordinated debentures, and as borrower, we will pay:

    o all fees and expenses related to each issuer and the offering of each issuer's preferred securities; and

    o  all ongoing costs, expenses and liabilities of the issuers.

       Each issuer will offer the preferred securities to you by use of this prospectus and an applicable prospectus supplement and we will retain all of the common securities. The common securities will rank equally with the preferred securities, except that the common securities will be subordinated to the preferred securities to the extent and under the circumstances described below under "Description of the Preferred Securities--Subordination of Common Securities."

       Each issuer will have a term of approximately 55 years but may dissolve earlier as provided in the applicable trust agreement.

       For so long as the preferred securities remain outstanding, we will promise to:

    o cause each issuer to remain a business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant trust agreement;

    o  own directly or indirectly all of the common securities;

    o use our commercially reasonable efforts to ensure that each issuer will not be an "investment company" for purposes of the Investment Company Act of 1940; and

    o take no action that would be reasonably likely to cause any issuer to be classified as other than a grantor trust for United States federal income tax purposes.

THE TRUSTEES

       Each issuer's business and affairs will be conducted by its four trustees: the property trustee, the Delaware trustee and two administrative trustees. We refer to these trustees collectively as the "issuer trustees." In each case, the two administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will act as trustee under the guarantees and the indenture.

       We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the applicable preferred securities will have the right to remove and appoint the property trustee and the Delaware trustee.

       Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory business trust the common securities of which are owned by us.

OFFICES OF THE ISSUERS

       The principal executive office of each issuer is 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

                                USE OF PROCEEDS

       Except as otherwise may be described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the junior subordinated debentures for general corporate purposes, including investments in or loans to our subsidiaries, refinancing of debt, redemption or repurchase of shares of our outstanding common and preferred stock or for the satisfaction of other obligations.

     RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
            FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                             SIX MONTHS
                                               ENDED
                                              JUNE 30,                     YEAR ENDED DECEMBER 31,
                                            -----------   ---------------------------------------------------------
                                                2001         2000        1999        1998        1997        1996
Earnings to fixed charges:
 Excluding interest on deposits .........        1.31     1.52        1.93        1.46        1.53        1.50
 Including interest on deposits .........        1.19     1.31        1.54        1.29        1.33        1.29
Earnings to combined fixed charges and
 preferred stock dividend requirements
 Excluding interest on deposits .........        1.30     1.51        1.90        1.45        1.51        1.47
 Including interest on deposits .........        1.19     1.31        1.53        1.28        1.32        1.28


       For purposes of computing the above ratios, earnings represent income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the portion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the portion deemed representative of the interest factor) of rents, net of income from subleases and capitalized interest.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The following description of the terms and provisions of the preferred securities summarizes the general terms that will apply to each series of preferred securities. This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

FORMATION OF ISSUERS

       When an issuer issues a series of preferred securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each issuer will issue only one series of preferred securities.

       The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and Delaware trustee under each relevant trust agreement.

       Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the preferred securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer and amounts payable on redemption or liquidation of the issuer under the circumstances described under "--Subordination of Common Securities", as well as other benefits as described in the relevant trust agreement.

SPECIFIC TERMS OF EACH SERIES

       When an issuer issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of preferred securities. Those terms may include the following:

    o  the distinctive designation of the preferred securities;

    o the number of preferred securities issued by the applicable issuer and the liquidation value of each preferred security;

    o the annual distribution rate (or method of determining that rate) for preferred securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

    o whether distributions on preferred securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

    o whether distributions on preferred securities issued by the applicable issuer will be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by that issuer will be cumulative;

    o the amount or amounts which will be paid out of the assets of the applicable issuer to the holders of preferred securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

    o the obligation, if any, of the applicable issuer to purchase or redeem preferred securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

    o the denominations in which any preferred securities of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

    o the voting rights, if any, of preferred securities issued by the applicable issuer in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to a specified action or amendment to the relevant trust agreement; and

    o any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable issuer, consistent with the governing documents of the issuer and with applicable law.

       All preferred securities an issuer offers will be guaranteed by us to the extent set forth below under the caption "Description of the Guarantees" in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

REDEMPTION OR EXCHANGE

       Upon the redemption or repayment of any corresponding series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem preferred securities and common securities having an aggregate liquidation amount equal to the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described under "--Subordination of Common Securities" below, the preferred securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

       We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer's preferred and common securities in exchange for those securities.

SUBORDINATION OF COMMON SECURITIES

       In connection with the issuance of preferred securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the preferred securities.

       If on any distribution date or redemption date for the preferred and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of:

    o all accumulated and unpaid distributions on all of the issuer's preferred securities; and

    o in the case of a redemption or liquidation, the full redemption price of all preferred securities called for redemption or the full liquidation price of all preferred securities.

       If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the preferred securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.


LIQUIDATION DISTRIBUTION UPON DISSOLUTION

       Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

    o  specified events relating to our bankruptcy, dissolution or liquidation;

    o our election to distribute junior subordinated debentures to the holders of the preferred securities and common securities as described above under "--Redemption or Exchange";

    o the mandatory redemption of the issuer's preferred and common securities as described above under "--Redemption or Exchange"; and

    o  the entry of a court order for the dissolution of the issuer.

       Upon an early dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer's preferred and common securities, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of preferred securities and common securities. If the property trustee determines that such a distribution is not practical, after satisfaction of the issuer's liabilities to its creditors under applicable law, the holders of the preferred securities and common securities will be entitled to receive the liquidation amount of their securities, plus accumulated and unpaid dividends to the date of payment. Except as described under "--Subordination of Common Securities" above, that payment will be made to the holders of the preferred securities and common securities in proportion to their respective aggregate liquidation amounts outstanding.

EVENTS OF DEFAULT; NOTICE

       Any one of the following events constitutes an event of default under the applicable trust agreement:

    o  the occurrence of an event of default under the indenture;

    o a default by the issuer in the payment of any distribution on the preferred securities or common securities and continuance of that default for 30 days;

    o a default by the issuer in the payment of any redemption price of any preferred security or common security when it becomes due and payable;

    o a default in the performance of any other agreement or warranty of the issuer trustees in the trust agreement and the continuance of that default for 90 days after notice to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities; or

    o the occurrence of events of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

       Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and us. The existence of an event of default does not entitle the holders of preferred securities to accelerate the maturity of those securities.

LIMITATION ON CONSOLIDATIONS, MERGERS AND SALE OF ASSETS

       Except as contemplated in "--Liquidation Distribution Upon Dissolution", an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other entity, unless:

    o a majority of the administrative trustees consent to the proposed transaction;

    o the successor assumes all of the obligations of the issuer regarding the preferred securities or substitutes other securities for the preferred securities with substantially the same terms;

    o we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

    o if successor securities are issued, those securities are listed on the same national securities exchange or other organization on which the preferred securities were listed;

    o the transaction does not cause the ratings, if any, on the preferred securities or the successor securities to be downgraded by a nationally recognized ratings organization;

    o the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect;

    o the successor has a purpose substantially identical to that of the issuer;

    o  independent counsel to the issuer delivers an opinion that:

       o the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect; and

       o following the transaction, neither the successor nor the issuer would have to register as an "investment company" under the Investment Company Act of 1940;

    o we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the preferred securities, or the successor securities, to the same extent as the preferred securities are guaranteed by the guarantee; and

    o the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to a change in that classification.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

       Except as provided below under "Description of Guarantees--Amendments", as a holder of preferred securities you will not have any voting rights.

       We, the property trustee and the administrative trustees may, without the consent of the holders of the preferred securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of the holders of the preferred securities.

       We and the issuer trustees may also amend an applicable trust agreement with the consent of holders of a majority of the aggregate liquidation amount of the preferred and common securities of the applicable issuer upon receipt of an opinion of counsel that the amendment will not affect the issuer's status as a grantor trust or its exemption under the Investment Company Act of 1940. Without the consent of each holder affected by the amendment, no amendment will:

    o change the amount or timing of any distribution on the common securities or the preferred securities;

    o  otherwise adversely affect the amount of any required distribution; or

    o restrict the right of a holder of preferred securities or common securities to institute suit to enforce payment.

       For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the preferred securities:

    o direct the time, method or place for conducting any proceeding for any remedy or executing any trust or power conferred on the property trustee;

    o  waive any past default that is waivable under the indenture;

    o rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

    o consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding preferred securities.

       Preferred securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions.

       In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

       The issuer trustees will not revoke any action approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities.

       The property trustee must give notice to the holders of preferred securities of any notice of default with respect to the corresponding junior subordinated debentures.

PAYMENT AND PAYING AGENT

       The paying agent for the relevant issuer will make payments on definitive, certificated preferred securities by check mailed to the address of the holder entitled to that payment at the holder's address as it appears in the preferred securities register. The paying agent will make payment on global preferred securities as specified under "--Global Preferred Securities; Book-Entry Issuance" below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the preferred securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us to act as paying agent.

REGISTRAR AND TRANSFER AGENT

       Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

       The registrar will not impose any charge for registration of transfer but will require the payment of any governmental or other charges that may be imposed in connection with the transfer or exchange.

       An issuer is not required to register transfers of the preferred securities after the preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

       Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of preferred securities unless it is offered reasonable indemnity for the costs incurred by it.

MISCELLANEOUS

       The administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

    o will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

    o will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

    o will cause the junior subordinated debentures to be treated as indebtedness for United States federal income tax purposes.

       No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

       Holders of the preferred securities do not have preemptive or similar rights.

GOVERNING LAW

       Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

               GLOBAL PREFERRED SECURITIES; BOOK-ENTRY ISSUANCE

GLOBAL PREFERRED SECURITIES

       Each issuer may issue its preferred securities in the form of one or more global securities, which we will refer to as the "global preferred securities," that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global preferred securities of the relevant issuer will be The Depository Trust Company ("DTC"), and the following is a summary of the depositary arrangements applicable to those global preferred securities.

       Each global preferred security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. Except under the limited circumstances described below, global preferred securities will not be exchangeable for definitive, certificated preferred securities.

       Only institutions that have accounts with DTC, which we refer to as "DTC participants", or persons that may hold interests through DTC participants may own beneficial interests in a global preferred security. DTC will maintain records reflecting ownership of beneficial interests in the global preferred securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the preferred securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

       DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global preferred security to the accounts of the DTC participants.

       The issuer will make distributions and other payments on the global preferred securities to DTC or its nominee as the registered owner of the global preferred security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global preferred security, immediately credit the DTC participants' accounts with payments in proportion to their beneficial interests in the global preferred security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global preferred securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The DTC participants will be responsible for those payments.

       Neither we nor any of the issuers, the property trustee, paying agent, registrar nor any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global preferred security or for any payments made on any global preferred security.

       Except as provided below, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of preferred securities in definitive form and will not be considered a holder of preferred securities for any purpose under the applicable trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of preferred securities under the applicable trust agreement.

       We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder is entitled to take under the applicable trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

       A global preferred security is exchangeable for definitive preferred securities registered in the name of persons other than DTC only if:

    o DTC is unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed within 90 days; or

    o the applicable issuer, in its sole discretion, determines that the preferred securities issued in the form of one or more global preferred securities will no longer be represented by a global preferred security.

       A global preferred security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated preferred securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per preferred security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive preferred securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global preferred securities.

       DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement of securities transactions among DTC participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations, and various other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. (the "NASD"). Access to DTC's system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

HOLDING BENEFICIAL INTERESTS OVERSEAS THROUGH EUROCLEAR AND CLEARSTREAM

       If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of preferred securities outside the United States through Clearstream Banking, societe anonyme ("Clearstream") or Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear"), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries' names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

       Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

       Clearstream will credit distributions with respect to interests in global preferred securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

       Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear operator"). Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

       Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

       Euroclear will credit distributions with respect to interests in global preferred securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear's terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

       Euroclear has further advised us that investors that acquire, hold and transfer interests in global preferred securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between that intermediary and each other intermediary, if any, standing between themselves and the global preferred securities.

       The Euroclear operator has advised that, under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interest credited to their accounts with the Euroclear operator. If the Euroclear operator did not have on deposit a sufficient amount of interest in securities of a particular type to cover the claims of all participants credited with those interests in securities on the Euroclear operator's records, all participants having an amount of interest in securities of that type credited to their accounts with the Euroclear operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

       Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with those interests in securities on its records.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

       Unless otherwise specified in the applicable prospectus supplement, initial settlement for global preferred securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC's rules. These secondary market trades will settle in immediately available funds using DTC's same day funds settlement system.

       If the prospectus supplement specifies that interests in the global preferred securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

       Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global preferred securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

       Because of time-zone differences, credits of interests in global preferred securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global preferred securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global preferred securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

       Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global preferred securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

                         DESCRIPTION OF THE GUARANTEES

     The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of preferred securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

       When an issuer sells a series of its preferred securities, we will execute and deliver a guarantee of that series of preferred securities under a guarantee agreement for the benefit of the holders of those preferred securities. Only one guarantee will be issued by us in connection with the issuance of preferred securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

SPECIFIC TERMS OF THE GUARANTEES

       Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

    o any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that the applicable issuer has sufficient funds available for those payments at the time;

    o the redemption price regarding any preferred securities called for redemption, to the extent that the applicable issuer has sufficient funds available for those redemption payments at the time; and

    o upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the preferred securities, the lesser of:

       o the total liquidation amount of the preferred securities and all accumulated and unpaid distributions on them to the date of payment; and

       o the amount of assets of the applicable issuer remaining available for distribution to holders of the preferred securities after satisfaction of liabilities to creditors.

       We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment.

       Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the preferred securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of preferred securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

NATURE OF THE GUARANTEE

       We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer's obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer's obligations under the preferred securities.

       Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the preferred securities in exchange for all of the preferred securities.

RANKING

       Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

       The guarantees will not place a limitation on the amount of additional senior debt that may be incurred by us.

AMENDMENTS

       Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

    o regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities, no consent of those holders will be required; and

    o all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

       The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described above under "Description of the Preferred Securities--Voting Rights; Amendment of Each Trust Agreement".

ASSIGNMENT

       All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT AND REMEDIES

       An event of default under a guarantee will occur upon our failure to make any of our payments or perform any of our other obligations under it.

       The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

       If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the preferred securities, the guarantee trustee or any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

       The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of a guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by that action.

TERMINATION OF THE GUARANTEES

       Each guarantee will terminate upon any of the following events:

    o the full payment of the redemption price of all preferred securities of the applicable issuer;

    o the full payment of the amounts payable upon liquidation of the applicable issuer; or

    o the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the preferred securities of the issuer in exchange for all of the preferred securities of the issuer.

       Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable preferred securities or the guarantee.

GOVERNING LAW

       The guarantees will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us and purchased by the applicable issuer that issues the corresponding series of preferred securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

       Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of preferred securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as debenture trustee. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

       Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the preferred securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the preferred securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of preferred securities.

       Each series of junior subordinated debentures will have the same rank as all other series of junior subordinated debentures issued under the indenture. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

SPECIFIC TERMS OF EACH SERIES

       The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

    o the title of the junior subordinated debentures of the series, which will distinguish the junior subordinated debentures of the series from all other junior subordinated debentures;

    o the limit, if any, upon the total principal amount of the junior subordinated debentures of the series which may be issued;

    o any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of the series or the manner in which the amounts will be determined;

    o the maturity or the method of determining the maturity of the junior subordinated debentures;

    o the rate or rates at which the junior subordinated debentures of the series will bear interest, if any;

    o the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined and the right, if any, we have to defer or extend an interest payment date;

    o the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures of the series will be payable, the place or places where the junior subordinated debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debentures of the series may be made;

    o the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

    o our obligation or our right, if any, to redeem, repay or purchase the junior subordinated debentures of the series, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which junior subordinated debentures of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

    o the denominations in which any junior subordinated debentures of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

    o if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures of the series will be payable, or in which the junior subordinated debentures of the series will be denominated;

    o the additions, modifications or deletions, if any, in the events of default described under the caption "--Events of Default" below or our covenants described in this prospectus or the applicable prospectus supplement regarding the junior subordinated debentures of the series;

    o if other than the principal amount, the portion of the principal amount of junior subordinated debentures of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debentures;

    o the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

    o whether the junior subordinated debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or the portion of the junior subordinated debentures of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debentures of the series;

    o whether any junior subordinated debentures of the series will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

    o whether the junior subordinated debentures are convertible or exchangeable into junior subordinated debentures of another series or into preferred securities of another series and, if so, the terms on which the junior subordinated debentures may be so converted or exchanged;

    o the appointment of any paying agent or agents for the junior subordinated debentures of the series;

    o the form of the corresponding trust agreement and the guarantee agreement; and

    o any other terms of the junior subordinated debentures of the series (which terms will not be inconsistent with the provisions of the indenture).

SUBORDINATION

       Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our existing and future senior debt, as defined in the indenture.

       Upon our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

       "Debt" is defined in the indenture to mean, with respect to any person,

    o  every obligation of that person for borrowed money;

    o every obligation of that person evidenced by bonds, debentures, notes or other similar instruments;

    o every reimbursement obligation of that person with respect to letters of credit or similar facilities issued for the account of that person;

    o every obligation of that person issued or assumed as the deferred purchase price of property or services;

    o  every capital lease obligation of that person;

    o every obligation of that person for claims under derivative products such as interest and foreign exchange rate contracts and similar arrangements; and

    o every obligation described above of another person guaranteed by that person.

       "Senior debt" is defined in the indenture to mean the principal of, and premium and interest, if any, on debt, whether incurred on or prior to the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the junior subordinated debentures. However, senior debt does not include the following:

    o  any of our debt which, when incurred, was without recourse to us;

    o  any of our debt to our subsidiaries;

    o  debt to any of our employees;

    o to the extent set forth in the indenture, debt which, by its terms, is subordinated to trade accounts payable or accrued liabilities; and

    o  any other debt securities issued under the indenture.

       As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

COVENANTS

       We will agree that, so long as any preferred securities issued by an issuer remain outstanding, if

    o there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

    o we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

    o we have given notice of our election to defer interest payments, as described below under "--Option to Defer Interest Payments", or that deferral period is continuing;

then we will not, and will not permit any of our subsidiaries to:

    o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

    o make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our junior subordinated debentures that rank on par with or junior in interest to our junior subordinated debentures; or

    o make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if that guarantee ranks on par with or junior in interest to those junior subordinated debentures.

       However, at any time, including during a deferral period, we may do the following:

    o  make dividends or distributions payable in our capital stock;

    o make payments under the applicable guarantee made by us in respect of the preferred securities of the applicable issuer;

    o make any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the redemption or repurchase of any rights under any such plan; and

    o  purchase common stock related to:

       o the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

       o the issuance of common stock or rights under a dividend reinvestment and stock purchase plan; or

       o the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period.

       With respect to any junior subordinated debentures issued to an issuer, we will agree:

    o to maintain directly or indirectly 100% ownership of the common securities of the applicable issuer; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of those common securities;

    o not to cause the termination, liquidation or winding-up of that issuer, except in connection with a distribution of the junior subordinated debentures as provided in the trust agreement of that issuer and in connection with some types of mergers, consolidations or amalgamations; and

    o to use our reasonable efforts to cause that issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

OPTION TO DEFER INTEREST PAYMENTS

       If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

MODIFICATION OF INDENTURE

       We and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the junior subordinated indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

    o change the stated maturity of any junior subordinated debentures of any series;

    o  reduce the principal amount due;

    o reduce the rate of interest or extend the time of payment of interest, or reduce any premium payable upon the redemption of those junior subordinated debentures; or

    o reduce the percentage of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

       With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of preferred securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those preferred securities:

    o no modification can be made that adversely affects holders of those preferred securities in any material respect;

    o  no termination of the indenture may occur; and

    o no waiver of any event of default or of compliance with any covenant under the indenture will be effective.

       We and the debenture trustee may, without the consent of any holder of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for other specified purposes including to cure ambiguities, defects or inconsistencies, provided those actions do not materially and adversely affect the interests of the holders of any junior subordinated debentures or the related series of preferred securities.

EVENTS OF DEFAULT

       The indenture provides that any one or more of the following events with respect to the junior subordinated debentures that has occurred and is continuing constitutes an event of default:

    o default in the payment of interest on any junior subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments as described above under the caption "--Option to Defer Interest Payments" in this section;

    o default in the payment of the principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption or otherwise;

    o default in the performance, or breach, in any material respect, of any of our covenants or warranties for a period of 90 days after written notice to us by the debenture trustee or to us and the debenture trustee by holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series;

    o  some events of bankruptcy, insolvency and reorganization involving us; or

    o any other event of default pertaining to the particular series of junior subordinated debentures.

       If an event of default under the indenture has occurred and is continuing, the debenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures, will have the right to declare the principal and the interest due on those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to do so.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. If the holders of the junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related preferred securities will have that right.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee.

ENFORCEMENT OF RIGHTS BY HOLDERS OF PREFERRED SECURITIES

       If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures on the applicable due date, then if the junior subordinated debentures are held by an issuer, a holder of the related preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of that holder.

LIMITATION ON CONSOLIDATION, MERGER AND SALES OF ASSETS

       We will not consolidate with or merge into any other entity or sell or lease our properties and assets substantially as an entirety to any entity, unless:

    o the resulting entity is a corporation, partnership or trust organized under the laws of the United States, any state or the District of Columbia;

    o the resulting entity assumes our obligations under the junior subordinated debentures and the indenture;

    o there is no event of default under the indenture immediately after giving effect to the transaction;

    o in the case of the junior subordinated debentures of a series held by an issuer, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant trust agreement and the guarantee and does not give rise to any breach or violation of these documents; and

    o we have delivered to the debenture trustee an officer's certificate and opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture.

SATISFACTION AND DISCHARGE

       The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

    o  have become due and payable; or

    o  will become due and payable at their maturity within one year; or

    o  are to be called for redemption within one year;

and, in each case, we have deposited with the debenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debentures of that series.

TRUST EXPENSES

       Under the indenture, we have agreed to pay, as borrower, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the preferred securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

INFORMATION REGARDING THE DEBENTURE TRUSTEE

       The debenture trustee, other than during the occurrence and continuance of a default by us under the indenture, undertakes to perform only the duties that are specifically set forth in the indenture. The debenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

       The indenture will be governed by and construed in accordance with the laws of the State of New York.

                                 ERISA MATTERS

       Each fiduciary of any of the following, which we collectively refer to as "Plans":

    o an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),

    o a plan described in Section 4975(e)(1) of the Internal Revenue Code (the "Code"), including an individual retirement account or a Keogh plan,

    o a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws"), and

    o any entity whose underlying assets include "plan assets" by reason of any such plan's investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan's particular circumstances before authorizing an investment in the preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

       Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest"). A violation of these "prohibited transaction" rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code; however, governmental plans may be subject to similar provisions under applicable Similar Laws.

       Under a regulation issued by the U.S. Department of Labor (the "DOL"), which we refer to as the "Plan Assets Regulation", the assets of the applicable issuer would be deemed to be "plan assets" of a Plan for purposes of ERISA and
Section 4975 of the Code if "plan assets" of the Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the Plan Assets Regulation. The Plan Assets Regulation defines an "equity interest" as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

       Under exceptions contained in the Plan Assets Regulation, the assets of the applicable issuer would not be deemed to be "plan assets" of investing Plans if:

    o immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by "Benefit Plan Investors", which we define as Plans and other employee benefit plans not subject to ERISA or Section 4975 of the Code (such as governmental, church and foreign plans); or

    o the preferred securities were "publicly-offered securities" for purposes of the Plan Assets Regulation. "Publicly-offered securities" are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under the Securities Exchange Act of 1934.

       No assurance can be given that Benefit Plan Investors will hold less than 25% of the total value of the preferred securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. It is expected that certain series of preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, no assurance can be given that the preferred securities would be considered to be publicly-offered securities under the Plan Assets Regulation.

       Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan if the preferred securities were acquired with "plan assets" of the Plan and the assets of the applicable issuer were deemed to be "plan assets" of Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to a Plan, either directly or by reason of our ownership of The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York or other subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption or acceleration of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each Benefit Plan Investor, by purchasing preferred securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

       The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities. Those class exemptions are:

    o PTCE 96-23 (for certain transactions determined by in-house asset managers);

    o PTCE 95-60 (for certain transactions involving insurance company general accounts);

    o PTCE 91-38 (for certain transactions involving bank collective investment funds);

    o PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

    o PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

       Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment in the preferred securities. Because the preferred securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the preferred securities may not be purchased or held by any Plan or any person investing "plan assets" of any Plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

       By directly or indirectly purchasing or holding preferred securities or any interest in them you will be deemed to have represented that either:

    o you are not a Plan and are not purchasing the securities on behalf of or with "plan assets" of any Plan; or

    o your purchase and holding of preferred securities is permissible under all applicable similar laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

       If a purchaser or holder of the preferred securities that is a Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

       Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be "plan assets" and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable similar laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

                              PLAN OF DISTRIBUTION

       Any of the issuers may sell the preferred securities being offered by use of this prospectus and an applicable prospectus supplement:

    o  through underwriters;

    o  through dealers;

    o  through agents; or

    o  directly to purchasers.

       We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

       If any of the issuers utilizes underwriters in an offering of preferred securities using this prospectus, we and the applicable issuer will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to various conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If any of the issuers utilizes underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

       If any of the issuers utilizes a dealer in an offering of securities using this prospectus, the relevant issuer will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

       Any of the issuers may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of appointment.

       Any of the issuers may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

       Underwriters, dealers or agents participating in a distribution of preferred securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

       Under agreements that we and the applicable issuer may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable issuer against some types of liabilities, including liabilities under the Securities Act of 1933, or to reimbursement for some types of expenses.

       Underwriters, dealers, agents or their affiliates may engage in transactions with, or perform services for, us or any of the issuers or our or their affiliates in the ordinary course of business.

       Under Rule 2720 of the Conduct Rules of the NASD, when an NASD member, such as J.P. Morgan Securities, participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Rule 2720. J.P. Morgan Securities is considered to be an "affiliate" (as that term is defined in Rule 2720) of ours by virtue of the fact that we own all of the outstanding equity securities of J.P. Morgan Securities. Any offer and sale of offered securities will comply with the requirements of Rule 2720 regarding the underwriting of securities of affiliates and with any restrictions that may be imposed on J.P. Morgan Securities or our other affiliates by the Federal Reserve Board.

       Any of the issuers may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of any issuer's administrative trustees nor any of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

                                LEGAL OPINIONS

       Simpson Thacher & Bartlett, New York, New York, will provide an opinion for us regarding the validity of the offered securities, and Cravath, Swaine & Moore, New York, New York, will provide such an opinion for the underwriters. Richards, Layton & Finger, P.A., special Delaware counsel to the issuers and us, will provide an opinion regarding matters relating to Delaware law. Cravath, Swaine & Moore acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis. Simpson Thacher & Bartlett and Cravath, Swaine & Moore will rely on the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law.

                                    EXPERTS

       The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Registration fee under the Securities Act of 1933, as amended .........     $   625,000
   Blue Sky fees and expenses (including counsel fees) ...................          10,000*
   Attorneys' fees and expenses ..........................................          75,000*
   Accountants' fees and expenses ........................................          75,000*
   Printing and engraving expenses .......................................         120,000*
   Rating agency fees ....................................................          75,000*
   Trustees' fees and expenses ...........................................          75,000*
   Miscellaneous .........................................................          20,000*
                                                                               -----------
        Total ............................................................     $ 1,000,000*
                                                                               ===========

----------
* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that the person is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

     The Restated Certificate of Incorporation of the J.P. Morgan Chase & Co. ("J.P. Morgan Chase") provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of J.P. Morgan Chase shall be personally liable to J.P. Morgan Chase or its stockholders for monetary damages or breach of fiduciary duty as a director.

     J.P. Morgan Chase's Restated Certificate of Incorporation empowers J.P. Morgan Chase to indemnify any director, officer, employee or agent of J.P. Morgan Chase or any other person who is serving at J.P. Morgan Chase's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     J.P. Morgan Chase's Restated Certificate of Incorporation also empowers J.P. Morgan Chase by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of J.P. Morgan Chase or any other person who is serving at J.P. Morgan Chase's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against such person or incurred by such person in any such capacity arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not J.P. Morgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

     In addition, J.P. Morgan Chase's by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of J.P. Morgan Chase or, at the request of J.P. Morgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against J.P. Morgan Chase and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by J.P. Morgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

     J.P. Morgan Chase's by-laws also provide that J.P. Morgan Chase may enter into contracts with any director, officer, employee or agent or J.P. Morgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

     Under the trust agreement, J.P. Morgan Chase will agree to indemnify each of the trustees of the issuer or any predecessor trustee for the issuer, and to hold the trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the trust agreement.

ITEM 16. EXHIBITS

EXHIBIT
-------
 1         Form of Underwriting Agreement *
 3.1       Restated Certificate of Incorporation of J.P. Morgan Chase (incorporated by reference to
           Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase (File No. 1-5805) for
           the year ended December 31, 2000).
 3.2       By-Laws of J.P. Morgan Chase, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K of J.P. Morgan Chase (File No. 1-5805) for the year ended December 31, 2000).
 4.1       Junior Subordinated Indenture, dated December 1, 1996, between J.P. Morgan Chase
           (formerly known as The Chase Manhattan Corporation) and The Bank of New York, as
           Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of J.P. Morgan Chase (formerly known as The Chase
           Manhattan Corporation).
 4.2       Certificate of Trust of J.P. Morgan Chase Capital X. **
 4.3       Certificate of Trust of J.P. Morgan Chase Capital XI. **
 4.4       Certificate of Trust of J.P. Morgan Chase Capital XII. **
 4.5       Certificate of Trust of J.P. Morgan Chase Capital XIII. **
 4.6       Form of Trust Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase
           Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII among J.P.
           Morgan Chase, as Depositor, The Bank of New York, as Property Trustee, The Bank of
           New York (Delaware), as Delaware Trustee and the Administrative Trustee named therein. *
 4.7       Form of Preferred Security Certificate for each of J.P. Morgan Chase Capital X, J.P.
           Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital
           XIII (included as Exhibit D to Exhibit 4.6). *
 4.8       Form of Guarantee Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan
           Chase Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII
           between J.P. Morgan Chase, as guarantor and The Bank of New York, as trustee. *
 5.1       Opinion of counsel as to legality of the Junior Subordinated Debentures and the
           Guarantees to be issued by J.P. Morgan Chase. *
 5.2       Opinions of special Delaware counsel as to the Preferred Securities to be issued by J.P.
           Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII
           and J.P. Morgan Chase Capital XIII, respectively. *
12.1       Computation of ratio of earnings to fixed charges for the period ended June 30, 2001
           (incorporated by reference to Exhibit 12(a) to the Quarterly Report on Form 10-Q for the
           quarter ended June 30, 2001 of J.P. Morgan Chase (File No. 1-5805)).
12.2       Computation of ratio of earnings to fixed charges for the period December 31, 2000
           (incorporated by reference to Exhibit 12.1 to the Annual Report on Form 10-K for the
           year ended December 31, 2000 of J.P. Morgan Chase (File No. 1-5805)).
12.3       Computation of ratio of earnings to fixed charges and preferred stock dividend requirements for the period ended June 30, 2001 (incorporated by reference to Exhibit
           12(b) to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of J.P.
           Morgan Chase (File No. 1-5805)).

EXHIBIT
-------
12.4       Computation of ratio of earnings to fixed charges and preferred stock dividend requirements for the period ended December 31, 2000 (incorporated by reference to
           Exhibit 12.2 to the Annual Report in Form 10-K for the year ended December 31, 2000 of
           J.P. Morgan Chase (File No. 1-5805)).
23.1       Consent of auditors. **
23.2       Consent of counsel to J.P. Morgan Chase (included in Exhibit 5.1). *
23.3       Consent of special Delaware counsel (included in Exhibit 5.2). *
24         Powers of Attorney. **
25.1       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Junior Subordinated Indenture. *
25.2       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Trust Agreement of J.P. Morgan Chase Capital X. *
25.3       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Trust Agreement of J.P. Morgan Chase Capital XI. *
25.4       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Trust Agreement of J.P. Morgan Chase Capital XII. *
25.5       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Trust Agreement of Chase J.P. Morgan Capital XIII. *
25.6       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
           Capital X. *
25.7       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
           Capital XI. *
25.8       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
           Capital XII. *
25.9       Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
           Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
           Capital XIII. *

*     To be filed by amendment.
**    Filed herewith.

ITEM 17. UNDERTAKINGS

Each of the undersigned Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

   provided, however, that paragraphs (1)(i)and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, J.P. Morgan Chase certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 28th day of August 2001.

                                        J.P. MORGAN CHASE & CO.

                                        By: /s/ Anthony J. Horan
                                          ------------------------------------
                                           Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




      SIGNATURE AND TITLE                      CAPACITY                       DATE
------------------------------   ------------------------------------   ----------------
               *                 Chairman of the Board and Director     August 28, 2001
 --------------------------
   (Douglas A. Warner III)

               *                 President, Chief Executive Officer     August 28, 2001
 --------------------------      and Director (Principal Executive
 (William B. Harrison, Jr.)      Officer)

               *                 Director                               August 28, 2001
 --------------------------
     (Hans W. Becherer)

               *                 Director                               August 28, 2001
 --------------------------
     (Riley P. Bechtel)

               *                 Director                               August 28, 2001
 --------------------------
   (Frank A. Bennack, Jr.)

               *                 Director                               August 28, 2001
 --------------------------
    (Lawrence A. Bossidy)

               *                 Director                               August 28, 2001
 --------------------------
     (M. Anthony Burns)

               *                 Director                               August 28, 2001
 --------------------------
    (H. Laurance Fuller)

               *                 Director                               August 28, 2001
 --------------------------
      (Ellen V. Futter)

               *                 Director                               August 28, 2001
 --------------------------
    (William H. Gray III)

               *                 Director                               August 28, 2001
 --------------------------
     (Helene L. Kaplan)

               *                 Director                               August 28, 2001
 --------------------------
     (Lee R. Raymond)

               *                 Director                               August 28, 2001
 --------------------------
     (John R. Stafford)

    SIGNATURE AND TITLE                   CAPACITY                     DATE
--------------------------   ---------------------------------   ----------------
             *               Director                            August 28, 2001
 --------------------------
      (Lloyd D. Ward)

             *               Director                            August 28, 2001
 --------------------------
    (Marina v.N. Whitman)

             *               Vice Chairman Finance, Risk         August 28, 2001
 --------------------------  Management and Administration
     (Marc J. Shapiro)       (Principal Financial Officer)

             *               Executive Vice President and        August 28, 2001
 --------------------------  Controller (Principal Accounting
     (Joseph L. Sclafani)    Officer)

*Anthony J. Horan hereby signs this Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on August 28, 2001 pursuant to a power of attorney filed herein.


                                        By: /s/ Anthony J. Horan
                                           -----------------------------------
                                           Anthony J. Horan
                                           Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, J.P. Morgan Chase Capital X certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 28th day of August, 2001.

                                        J.P. MORGAN CHASE CAPITAL X
                                        By: J.P. Morgan Chase & Co., as
                                        Depositor

                                        By: /s/ Anthony J. Horan
                                           ------------------------------------
                                           Name: Anthony J. Horan
                                           Title: Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, J.P. Morgan Chase Capital XI certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 28th day of August, 2001.

                                        J.P. MORGAN CHASE CAPITAL XI
                                        By: J.P. Morgan Chase & Co., as
                                        Depositor

                                        By: /s/ Anthony J. Horan
                                           ------------------------------------
                                           Name: Anthony J. Horan
                                           Title: Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, J.P. Morgan Chase Capital XII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 28th day of August, 2001.

                                        J.P. MORGAN CHASE CAPITAL XII
                                        By: J.P. Morgan Chase & Co., as
                                        Depositor

                                        By: /s/ Anthony J. Horan
                                           ------------------------------------
                                           Name: Anthony J. Horan
                                           Title: Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, J.P. Morgan Chase Capital XIII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 28th day of August, 2001.

                                        J.P. MORGAN CHASE CAPITAL XIII
                                        By: J.P. Morgan Chase & Co., as
                                        Depositor

                                        By: /s/ Anthony J. Horan
                                           ------------------------------------
                                           Name: Anthony J. Horan
                                           Title: Corporate Secretary

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                         DOCUMENT DESCRIPTION
  ------                                         --------------------
   1         Form of Underwriting Agreement *
   3.1       Restated Certificate of Incorporation of J.P. Morgan Chase (incorporated by reference to
             Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase (File No. 1-5805) for
             the year ended December 31, 2000).
   3.2       By-Laws of J.P. Morgan Chase, as amended (incorporated by reference to Exhibit 3.2 of the
             Annual Report on Form 10-K of J.P. Morgan Chase (File No. 1-5805) for the year ended
             December 31, 2000).
   4.1       Junior Subordinated Indenture, dated December 1, 1996, between J.P. Morgan Chase
             (formerly known as The Chase Manhattan Corporation) and The Bank of New York, as
             Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of J.P. Morgan Chase (formerly known as The Chase
             Manhattan Corporation).
   4.2       Certificate of Trust of J.P. Morgan Chase Capital X. **
   4.3       Certificate of Trust of J.P. Morgan Chase Capital XI. **
   4.4       Certificate of Trust of J.P. Morgan Chase Capital XII. **
   4.5       Certificate of Trust of J.P. Morgan Chase Capital XIII. **
   4.6       Form of Trust Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase
             Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII among J.P.
             Morgan Chase, as Depositor, The Bank of New York, as Property Trustee, The Bank of
             New York (Delaware), as Delaware Trustee and the Administrative Trustee named therein. *
   4.7       Form of Preferred Security Certificate for each of J.P. Morgan Chase Capital X, J.P. Morgan
             Chase Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII
             (included as Exhibit D to Exhibit 4.6). *
   4.8       Form of Guarantee Agreement for each of J.P. Morgan Chase Capital X, J.P. Morgan Chase
             Capital XI, J.P. Morgan Chase Capital XII and J.P. Morgan Chase Capital XIII between J.P.
             Morgan Chase, as guarantor and The Bank of New York, as trustee. *
   5.1       Opinion of counsel as to legality of the Junior Subordinated Debentures and the
             Guarantees to be issued by J.P. Morgan Chase. *
   5.2       Opinions of special Delaware counsel as to the Preferred Securities to be issued by J.P.
             Morgan Chase Capital X, J.P. Morgan Chase Capital XI, J.P. Morgan Chase Capital XII and
             J.P. Morgan Chase Capital XIII, respectively. *
  12.1       Computation of ratio of earnings to fixed charges for the period ended June 30, 2001
             (incorporated by reference to Exhibit 12(a) to the Quarterly Report on Form 10-Q for the
             quarter ended June 30, 2001 of J.P. Morgan Chase (File No. 1-5805)).
  12.2       Computation of ratio of earnings to fixed charges for the period December 31, 2000
             (incorporated by reference to Exhibit 12.1 to the Annual Report on Form 10-K for the year ended December 31, 2000 of J.P. Morgan Chase (File No. 1-5805)).
  12.3       Computation of ratio of earnings to fixed charges and preferred stock dividend requirements for the period ended June 30, 2001 (incorporated by reference to Exhibit 12(b) to the
             Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 of J.P. Morgan Chase
             (File No. 1-5805)).

  EXHIBIT
   NUMBER                                         DOCUMENT DESCRIPTION
   ------                                         --------------------
  12.4        Computation of ratio of earnings to fixed charges and preferred stock dividend requirements for the period ended December 31, 2000 (incorporated by reference to Exhibit 12.2 to the
              Annual Report in Form 10-K for the year ended December 31, 2000 of J.P. Morgan Chase
              (File No. 1-5805)).
  23.1        Consent of auditors. **
  23.2        Consent of counsel to J.P. Morgan Chase (included in Exhibit 5.1). *
  23.3        Consent of special Delaware counsel (included in Exhibit 5.2). *
  24          Powers of Attorney. **
  25.1        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
              Junior Subordinated Indenture. *
  25.2        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust
              Agreement of J.P. Morgan Chase Capital X. *
  25.3        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust
              Agreement of J.P. Morgan Chase Capital XI. *
  25.4        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust
              Agreement of J.P. Morgan Chase Capital XII. *
  25.5        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust
              Agreement of Chase J.P. Morgan Capital XIII. *
  25.6        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
              Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
              Capital X. *
  25.7        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
              Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
              Capital XI. *
  25.8        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
              Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
              Capital XII. *
  25.9        Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
              Guarantee for the benefit of the holders of Preferred Securities of J.P. Morgan Chase
              Capital XIII. *
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*     To be filed by amendment.
**    Filed herewith.